UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Bonuses

On March 8, 2012, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc., or the Company, awarded discretionary bonuses as follows for fiscal 2011:

Name	Amount
Jeremy B. Ford	$230,000
Corey G. Prestidge	$100,000
Darren Parmenter	$75,000

The Compensation Committee also approved the payments under the 2011 cash incentive compensation plan for NLASCO, Inc., the Company’s wholly-owned insurance holding company.  Based upon such plan, Mr. Greg Vanek, President of NLASCO, Inc., was awarded a bonus of $61,875.  The Compensation Committee also awarded Mr. Vanek a discretionary bonus of $8,125, which provided him an aggregate bonus of $70,000 for fiscal 2011.

2012 Compensation

On March 8, 2012, the Compensation Committee of the Board of Directors determined to increase the salaries of Messrs. Parmenter and Vanek as follows for 2012:

Name	2011 Salary	2012 Salary	Increase

Darren Parmenter	$275,000.00	$290,000.00	$15,000.00
Greg Vanek	$275,000.00	$295,000.00	$20,000.00

The Compensation Committee also determined to maintain the discretionary basis of incentive and bonus compensation for the named executive officers at Hilltop Holdings Inc.  The Compensation Committee did not consider incentive compensation for Mr. Vanek and other officers of NLASCO, Inc. at its meeting, but will consider such matter at its next regularly scheduled meeting.

Chief Operating Officer of NLASCO, Inc.

On March 8, 2012, Mr. Parmenter, in addition to his existing roles at the Company, assumed the title of Chief Operating Officer at NLASCO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: March 14, 2012	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	General Counsel & Secretary